Exhibit 10.1
FORM OF EXCHANGE AGREEMENT
     EXCHANGE AGREEMENT (this “Agreement”), dated as of December 6, 2011, by and between Galena Biopharma, Inc., a Delaware corporation, with offices located at 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034 (the “Company”), and the investor that is a signatory to this Agreement (the “Investor”).
     WHEREAS:
     A. The Company entered into that certain Underwriting Agreement, dated as of March 1, 2011 (the “March Underwriting Agreement”), and that certain Underwriting Agreement, dated as of April 15, 2011 (the “April Underwriting Agreement”), pursuant to which, among other things, the Company sold and issued (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants (“Warrants”) to purchase shares of Common Stock.
     B. The Investor currently holds one or more Warrants to purchase the number of shares of Common Stock set forth opposite the Investor’s name on Schedule 1 attached hereto (the “Investor Warrants”).
     C. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Investor shall surrender to the Company for cancellation the Investor Warrants in exchange for the Company’s issuance to the Investor of one share of Common Stock for each 1.4285714 shares of Common Stock purchasable under the Investor Warrants (collectively, the “Exchange Shares”).
     D. The Company may enter into agreements similar to this Agreement with one or more other holders of Warrants, subject to the terms of this Agreement.
     E. The exchange of the Investor Warrants for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.
     F. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the April Underwriting Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:
     1. EXCHANGE OF INVESTOR WARRANTS. Subject to satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, on the Closing Date (as defined below) the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Investor Warrants for the Exchange Shares. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):
          (a) Delivery. In exchange for the Investor Warrants, the Company shall cause the Transfer Agent for the Common Stock to credit the Exchange Shares to the Investor’s or its designee’s balance account with the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer Program. The Investor shall deliver or cause to be delivered to the Company

(or its designee) the Investor Warrants as soon as commercially practicable following the date hereof. Immediately following the Closing Date and the completion of the deposit of the Exchange Shares with the Investor’s or its designee’s balance account with DTC, the Investor Warrants shall be cancelled.
          (b) Other Documents. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.
          (c) Closing. Notwithstanding anything to the contrary contained herein, the Closing shall occur simultaneously with the execution of this Agreement by the parties hereto on the date hereof (the “Closing Date”) and the Company shall be required to deliver the Exchange Shares to the Investors through DTC no later than the date hereof.
          (d) Consideration. The Exchange Shares shall be issued to the Investor in exchange for the Investor Warrants and without the payment of any additional consideration in accordance with Section 3(a)(9) of the Securities Act.
     2. REPRESENTATIONS AND WARRANTIES
          (a) Investor Representations and Warranties. The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
          (b) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and carry out its obligations hereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor, and constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

          (d) Ownership of Investor Warrants. The Investor is the sole record and beneficial owner of the Investor Warrants and will transfer and deliver to the Company at the Closing valid title to the Investor Warrants, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.
          (e) Company Representations and Warranties. The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date as follows:
          (f) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
          (g) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.
          (h) Issuance of Securities. The issuance of the Exchange Shares is duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Exchange Shares shall be issued without any restrictive legend and may be freely resold by the Investor without any restrictions.
          (i) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the Principal market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations would not have a Material Adverse Effect.
          (j) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date. Except as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on November 18, 2011, the Company is not in violation of the requirements of The Nasdaq Stock Market (“Nasdaq”), and has no knowledge of any other facts or circumstances which could reasonably be expected to lead to delisting or suspension of the Common Stock from trading thereon in the foreseeable future.
          (k) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred nor does any information exist with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, except for such event, circumstances or information that has been so publicly announced or disclosed.
          (l) No Commissions. No commission or other remuneration is paid or payable by the Company directly or indirectly to any Person for effecting the transactions contemplated by this Agreement.
          (m) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act. The offer and issuance of the Exchanged Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.
          (n) Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Shares to be exchanged with the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

          (o) Exchange Terms. None of the terms offered to any other holder of the Investor Warrants relating to the exchange, amendment or early exercise thereof (any such event being a “Warrant Exchange”) are more favorable to such person than those provided to the Investor pursuant to the terms of this Agreement.” Further, the Company will not execute a warrant exchange for 90 days on different terms.
          (p) Reverse Stock Split. The Company agrees to a restriction on announcing or doing a reverse stock split for at least 30 days.
          (q) Financings. The Company agrees not to conduct a financing for at least 30 days.
     3. CERTAIN COVENANTS AND AGREEMENTS.
          (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 4 and 5 of this Agreement.
          (b) Form 8-K. On or before 9:30 a.m., New York time, on the date hereof, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act (the “8- K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements or otherwise. Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, except to the extent required by law, rule or regulation.”
          (c) [Intentionally Omitted]
          (d) Section 3(a)(9). The Company represents that the exchange of the Investor Warrants for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act and agrees not to take any position contrary to this Section 3(c). For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Investor Warrants and the Company agrees not to take a position contrary to this Section 4(c). The Company agrees to issue so-called “freely tradable” Exchange Shares without any restrictions on transfer and without any restrictive legend.
          (e) Participation Right. The Company agrees that if, at any time or from time to time during the one-year period following the date of this Agreement, the Company undertakes a Subsequent Placement (as defined below), the Company shall offer the Investor the opportunity to participate to the extent of the Investor’s Ratable Share (as defined below) of up to 30% of the total offering amount of the Subsequent Placement on the same terms and conditions as the other offerees in the Subsequent Placement. The Investor’s “Ratable Share” for this purpose means the proportion that the number of the Exchange Shares bears to the total number of shares of Common Stock issued by the Company pursuant to this Agreement and one or more similar agreements, if any, in exchange for the Warrants (not to exceed an aggregate of 12,275,416 shares of Common Stock, including the Exchange Shares).
          (f) For the purposes of this Section 3, the following definitions shall apply:
               (i) “Common Share Equivalents” means, collectively, Options and Convertible Securities.
               (ii) “Common Stock” means (i) shares of common stock, $0.0001 par value per share, of the Company and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
               (iii) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
               (iv) “Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company or its subsidiaries pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non—employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (c), include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
               (v) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
               (vi) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
               (vii) “Subsequent Placement” means the offer, sale, grant of any option to purchase, or other disposition of (or the announcement of any offer, sale, grant of any option to purchase or other disposition of), by the Company, directly or indirectly, of any of the Company’s or its subsidiaries’ (but not including its RXi Pharmaceuticals Corporation subsidiary) equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents.

     4. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.
     The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
          (a) The Investor shall have duly executed this Agreement and delivered the same to the Company.
          (b) The Investor shall have delivered to the Company the Investor Warrants.
          (c) The representations and warranties of the Investor shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
     5. CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.
     The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
          (a) The Company shall have duly executed this Agreement and delivered the same to the Investor.
          (b) The Company shall have delivered irrevocable written instructions to the Transfer Agent for the Common Stock to credit the Exchange Shares to the Investor or its designee’s balance account through the DTC Fast Automated Transfer Program.
          (c) From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the Commission or Nasdaq, and (ii) trading in securities generally as reported by Bloomberg L P shall not have been suspended or limited or threatened either (A) in writing by the Commission or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq, or minimum prices shall not have been established on securities whose trades are reported by such service, or on Nasdaq, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to consummate the transactions contemplated by this Agreement.
          (d) The Company shall have delivered to the Investor a certificate, in the form reasonably acceptable to the Investor, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors approving the transactions contemplated hereby in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws of the Company, each as in effect at the Closing.
          (e) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that were made as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form reasonably acceptable to the Investor.
          (f) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Exchange Shares.
          (g) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
          (h) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.
     6. TERMINATION.
     In the event that the Closing does not occur on or before five (5) business days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 4 and 5 hereof (and the other party’s failure to waive such unsatisfied conditions(s)), either party shall have the option to terminate this Agreement at the close of business on such date without liability to the other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Investor Warrants, as in effect prior to the execution of this Agreement. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.
     7. MISCELLANEOUS.
          (a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          (b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (c) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
          (d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          (f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          (h) Entire Agreement; Effect on Prior Agreements; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
          (i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
               If to the Company:
Galena Biopharma, Inc.
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034
Telephone: (855) 855-4052
Facsimile: (855) 855-7422
Attention: Mark J. Ahn, Ph.D.
               If to the Investor, to its address and facsimile number set forth on Schedule 1 attached hereto .
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (j) Effective Date; Successors and Assigns. This Agreement shall be effective upon its acceptance by the Company as evidenced by the Company’s execution and delivery to the Investor of this Agreement. This Agreement shall binding upon and inure to the benefit of the parties and their respective successors and assigns.
          (k) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing and the delivery and exercise of the Exchange Shares, as applicable.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the Company has caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY
GALENA BIOPHARMA, INC.
By:
	Name:	Mark J. Ahn, Ph.D.
	Title:	President and Chief Executive Officer

     IN WITNESS WHEREOF, the Investor has caused this Exchange Agreement to be duly executed as of the date first written above.

Name of Investor:

Number of Warrant Shares:

Name of Authorized Signatory:

Name of Authorized Person:

Signature of Authorized Person:

SCHEDULE 1

Address of Investor	Date, Warrant No., if any, and Total Number of Shares of Common Stock Purchasable Under the Investor Warrants

Telephone:

Facsimile:

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